UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  November 21, 2003

Anacomp, Inc.
(Exact name of registrant as specified in charter)

Indiana	001-08328	35-1144230
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

15378 Avenue of Science, San Diego, CA		92128
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code   (858) 716-3400

Not Applicable

(Former name or former address, if changed since last report)

Item 5.  Other Events.

On November 21, 2003, Anacomp, Inc. entered into a new $22.5 million Senior Secured Revolving Credit Facility with Fleet Bank and Union Bank of California.  The form of new Revolving Credit Agreement is attached as Exhibit 99.1.  On November 25, 2003, Anacomp issued a press release about the new credit facility.  The press release is attached as Exhibit 99.2.

Item 7.  Financial Statements and Exhibits.

Exhibit No.	Description

99.1	Revolving Credit Agreement dated as of November 21, 2003 with Fleet Bank and Union Bank of California
99.2	Press Release of November 25, 2003

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Anacomp, Inc.

Date: November 25, 2003	By:	/s/ Paul J. Najar
Executive Vice President,
Administration and General Counsel

EXHIBIT INDEX

Exhibit No.	Description

99.1	Revolving Credit Agreement dated as of November 21, 2003 with Fleet Bank and Union Bank of California
99.2	Press Release of November 25, 2003